                                                                      Exhibit 14
                          INDEPENDENT AUDITORS' CONSENT

To the Board of Managers of
 Dow(SM) Target Variable Fund LLC:

We consent to the use of our report dated February 18, 2003, with respect to the financial statements of Dow(SM) Target Variable Fund LLC - Dow(SM) Target 10 January Portfolio, Dow(SM) Target 10 February Portfolio, Dow(SM) Target 10 March Portfolio, Dow(SM) Target 10 April Portfolio, Dow(SM) Target 10 May Portfolio, Dow(SM) Target 10 June Portfolio, Dow(SM) Target 10 July Portfolio, Dow(SM) Target 10 August Portfolio, Dow(SM) Target 10 September Portfolio, Dow(SM) Target 10 October Portfolio, Dow(SM) Target 10 November Portfolio, Dow(SM) Target 10 December Portfolio, Dow(SM) Target 5 January Portfolio, Dow(SM) Target 5 February Portfolio, Dow(SM) Target 5 March Portfolio, Dow(SM) Target 5 April Portfolio, Dow(SM) Target 5 May Portfolio, Dow(SM) Target 5 June Portfolio, Dow(SM) Target 5 July Portfolio, Dow(SM) Target 5 August Portfolio, Dow(SM) Target 5 September Portfolio, Dow(SM) Target 5 October Portfolio, Dow(SM) Target 5 November Portfolio and Dow(SM) Target 5 December Portfolio, incorporated herein by reference.

/s/ KPMG LLP
Columbus, Ohio
April 11, 2003